LICENSE AGREEMENT

          This LICENSE AGREEMENT (this “Agreement”) is made and entered into as of November 14, 2005, by and among BLOCKBUSTER INC., a Delaware corporation (“Licensor”), and D.E.J. PRODUCTIONS INC., a Delaware corporation, and FIRST LOOK MEDIA, INC., a Delaware corporation, jointly and severally (collectively, “Licensee”).

RECITALS

           A.     Licensor is the tenant under that certain Standard Office Lease (the “Lease”) dated April 9, 2004 with Arden Realty Limited Partnership, regarding certain premises located at 6100 Center Drive, Los Angeles, California (the “Premises”), as more particularly described in the Lease.

           B.     Contemporaneously herewith, Licensor is subleasing to Licensee, and Licensee is subleasing from Licensor, the Premises pursuant to a Sublease Agreement of even date herewith (the “Sublease”).

           C.     Licensor desires to provide Licensee a license to use the furniture, fixtures and equipment of Licensor located within the Premises pursuant to the terms of this Agreement.

AGREEMENTS

          In consideration of TEN AND 00/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

           1.     License. Subject to the payment of the License Fee (hereinafter defined), Licensor hereby grants to Licensee a license to use all of the furniture, fixtures and equipment (including any computer equipment) owned by Licensor and located within the Premises as of the date of this Agreement (collectively, the “FF&E”) for the term set forth below.

           2.     Term. The term of this Agreement and the license granted herein shall commence on November 10, 2005 and expire upon the earlier of (i) midnight on November 30, 2005, and (ii) the expiration or termination of the Lease.

           3.     License Fee. Upon execution of this Agreement, Licensee shall pay Licensor a license fee in the amount of $3,400.00 (the “License Fee”).

           4.     Licensee’s Indemnity. Licensee agrees to indemnify and hold harmless Licensor with respect to any and all liabilities, claims, actions, suits, injunctions, costs, expenses, liens and other legal and equitable proceedings (including reasonable attorneys’ and other professionals’ fees) which may or do arise from Licensee’s use of the FF&E pursuant to this Agreement. With respect to claims that arise during or related to the term of this Agreement, this indemnity will survive the expiration, termination or revocation of this Agreement.

           5.     Insurance. Licensee shall provide and maintain or cause to be provided and maintained at all times during the term of this Agreement all risk property insurance (“Licensee’s Property Insurance”) covering fire and extended coverage, vandalism and malicious mischief, sprinkler leakage and all other perils of direct physical loss or damage for the full replacement value of the FF&E. Licensee shall provide Licensor with certificates evidencing that Licensee’s Property Insurance is in full force and effect.

           6.     Return of FF&E. At the expiration or earlier termination of this Agreement, Licensee shall surrender the FF&E to Licensor in as good condition and repair as existed upon the date of this Agreement, except for any damage caused by ordinary wear and tear.

           7.     Incorporation of Sublease Provisions. The terms and provisions of Section 6 (As Is), Section 14 (Default) and Section 18 (Notices) of the Sublease are incorporated herein and shall be deemed applicable to this Agreement for all purposes. Any event of default under the Sublease shall be deemed an event of default under this Agreement.

           8.     Binding Effect; Modification. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their successors and permitted assigns and may only be modified by written agreement of the parties. This Agreement may not be assigned, transferred or conveyed by Licensee without the prior written consent of Licensor, which consent may be granted in Licensee’s sole and absolute discretion.

           9.     Attorneys’ Fees. If either party commences an action against the other to enforce any of the terms of this Agreement or because of the breach by either party of any of the terms hereof, the losing party shall pay to the prevailing party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action.

           10.     Governing Law. This Agreement shall be governed by the laws of the State of Texas.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

LICENSOR:

BLOCKBUSTER INC.,
a Delaware corporation

By:
Name:
Title:

LICENSEE:

D.E.J. PRODUCTIONS INC.,
a Delaware corporation

By:
Name:
Title:

FIRST LOOK MEDIA, INC.,
a Delaware corporation

By:
Name:
Title: